UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006 (January 12, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 12, 2006, the National Association of Securities Dealers, Inc. (“NASD”) issued a letter to holders of warrants issued by NASD to purchase shares of Nasdaq’s common stock. The letter advised the holders that Nasdaq is planning an underwritten public offering of its common stock and warrant holders who have exercised their warrants and received voting trust certificates representing shares of Nasdaq common stock on or before December 31, 2005 would have an opportunity to sell their Nasdaq shares represented by the voting trust certificates in this offering.

NASD advised the warrant holders that Nasdaq has agreed to make available in the near future a universal shelf registration statement that will allow certain other warrant holders to register their shares for public resale. Nasdaq and NASD anticipate that these warrant holders will be permitted to register their Nasdaq shares for public resale not later than 90 days after the completion of Nasdaq’s proposed offering.

Item 8.01. Other Events.

On January 12, 2006, Nasdaq issued a press release that announced Nasdaq was planning an underwritten public offering of its common stock. This Press Release is in the form furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release

Page 2 of 3 pages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

Page 3 of 3 pages.